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                                                                 EXHIBIT 3.1(AJ)

                          CERTIFICATE OF INCORPORATION

                                       of

                         WENATCHEE-BEEBE ORCHARD COMPANY

                                    * * * * *


      FIRST: The name of this Corporation is Wenatchee-Beebe Orchard Company.

      SECOND: Its principal office in the State of Delaware is located at No. 7 West Tenth Street, in the City of Wilmington, County of New Castle. The name and address of its resident agent is the Corporation Trust Company of America, No. 7 West Tenth Street, Wilmington, Delaware.

      THIRD: The nature of the business or objects or purposes proposed to be transacted, promoted or carried on by this Corporation are as follows:

      (a) To purchase or otherwise acquire, own, operate and dispose of all or any part of the business and real and personal properties, trade marks, trade names, patents, franchises, good will and other assets of the Wenatchee-Beebe Orchard Co., a Maine Corporation, and to carry on said business, to make payment therefor by the issuance of common and preferred stock of this corporation or in any other manner permitted by law and in connection wherewith to assume any or all of the bonds, mortgages, franchises, leases, contracts, indebtedness, liabilities and obligations of said corporation.

      (b) To engage in the cultivation, planting and production of fruits and all other agricultural products. To grow, purchase, sell either as owner or agents or consignees, and to mortgage, pledge and generally to deal in fruits, fruit products, and all other products of the orchard, farm or dairy. To acquire by purchase, or otherwise, lease, sell, build, hold, own, equip and operate warehouses for general or cold storage on commission or as owners of all kinds of
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fruits, agricultural or other products and merchandise, with power to issue proper receipts and certificates. To act as factor or agent for any person, firm or corporation.

      (c) To organize, incorporate, reorganize, finance and to aid and assist financially or otherwise, companies, corporations, joint stock companies, syndicates, partnerships, individuals and associations of all kinds, and to underwrite, subscribe for and endorse the bonds, stocks, securities, debentures, notes or undertakings of any such company, corporation, joint stock company, syndicate, partnership, individual or association, and to make any guarantee in connection therewith or otherwise for the payment of money or for the performance of any obligation or undertaking, and to do any and all things necessary or convenient to carry any of such purposes into effect.

      (d) To purchase and acquire securities, assets and property of every kind and description at judicial, judiciary, trustee's, pledgee's, mortgagee's or liquidating or public or private sales, and to carry on a general salvage, liquidation and realization business; and also to do a general commission and brokerage business.

      (e) To hold in trust, issue on commission, make advances upon or sell, lease, license, transfer, organize, reorganize, incorporate or dispose of any of the undertakings or resulting investments aforesaid, or the stock or securities thereof; to act as agent, or depositary for any of the above or like purposes, or any purpose herein mentioned, and to act as fiscal agent of any other person, firm or corporation.

      (f) To obtain the grant of, purchase, lease, or otherwise acquire any concessions, rights, options, patents, privileges, lands, rights of way, sites, properties, undertakings or businesses, or any right, option or contract in relation thereto, and to perform, carry out and



                                      -2-
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fulfill the terms and conditions thereof, and to carry the same into effect, and to develop, maintain, lease, sell, transfer, dispose of and otherwise deal with the same.

      (g) From time to time to apply for, purchase or acquire by assignment, transfer or otherwise, and to exercise, carry out and enjoy any license, power, authority, franchise, ordinance, order, right or privilege, which any government or authority, supreme, municipal or local, or any corporation or other public body shall enact, make or grant.

      (h) To issue shares of the capital stock (of any class), bonds, debentures, debenture stock, notes and other obligations of this corporation for cash, for labor done, for property, real or personal or leases thereof, or for any combination of any of the foregoing, or in exchange for the stock, debentures, debenture stock, bonds, securities or obligations of any person, firm, association, corporation or other organization.

      (i) To purchase, acquire and lease, and to sell, lease and dispose of water, water rights, water records, power privileges and appropriations for power, light, heat, mining, milling, irrigation, agricultural, domestic or any other use or purpose.

      (j) To acquire by purchase, lease, own, hold, sell, mortgage and encumber both improved and unimproved real estate wherever situate; to survey, subdivide, plant, colonise and improve the same for purposes of sale or otherwise; and to construct and erect thereon factories, works, plants, stores, mills, hotels, houses and buildings.

      (k) To manufacture, buy, sell and generally deal in, goods, wares, merchandise, property and commodities of any and every class and description, and all articles used or useful in connection therewith, insofar as may be permitted by the laws of the State of Delaware; to engage in any business, whether manufacturing or otherwise which this Corporation may deem advantageous or useful in connection with any or all of the foregoing, and to purchase, acquire,


                                      -3-
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manufacture, market or prepare for market, sell and otherwise dispose of any article, commodity or thing which this Corporation may use in connection with its business.

      (l) To secure, purchase, acquire, apply for, register, own, hold, sell or dispose of any and all copyrights, trade-marks and other trade rights.

      (m) To organize, or cause to be organized, under the laws of the State of Delaware, or of any other state, territory or country, or the district of Columbia, a corporation or corporations, for the purpose of accomplishing any or all of the objects for which this Corporation is organized and to dissolve, wind up, liquidate, merge or consolidate any such corporation or corporations, or to cause the same to be dissolved, wound up, liquidated, merged or consolidated.

      (n) To purchase, apply for, obtain or otherwise acquire any and all letters patent, licenses, patent rights, patented processes and similar rights granted by the United States or any other government or country, or any interest therein, or any inventions which may seem capable of being used for or in connection with any of the objects or purposes of this Corporation, and to use, exercise, develop, sell, dispose of, lease, grant licenses in respect to, or other interests in the same, and otherwise turn the same to account, and to carry on any business, manufacturing or otherwise, which may be deemed to directly or indirectly aid, effectuate or develop the objects or any of them of this Corporation.

      (o) To borrow money for any of the purposes of this Corporation, and to issue bonds, debentures, debenture stock, notes and other obligations therefor, and to secure the same by pledge or mortgage of the whole or any part of the property of this Corporation, either real or personal, or to issue bonds, debentures, debenture stock, notes or other obligations without any such security.

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      (p) To enter into, make, perform and carry out contracts of every kind for any lawful purpose, without limit as to amount, with any person, firm, association or corporation.

      (q) To draw, make, accept, endorse, discount, guarantee, execute and issue promissory notes, bills of exchange, drafts, warrants, and all kinds of obligations and certificates and negotiable or transferable instruments.

      (r) To purchase, hold, sell and transfer shares of its own capital stock (of any class), bonds and other obligations of this Corporation from time to time to such extent and in such manner and upon such terms as its Board of Directors shall determine; provided that this Corporation shall not use any of its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of the capital of this Corporation; and provided further that shares of its own capital stock belonging to this Corporation shall not be voted upon directly or indirectly.

      (s) To have one or more offices, to carry on any or all of its operations and business, and, without restriction or limit as to amount, to purchase, lease, or otherwise acquire, hold and own, and to mortgage, sell, convey, lease or otherwise dispose of, real and personal property of every class and description, in any of the states or territories of the United States, and in the District of Columbia, and in any and, all foreign countries, subject to the laws of such state, district, territory or country.

      (t) To do any and all things herein set forth, and in addition such other acts and things as are necessary or convenient to the attainment of the purposes of this Corporation, or any of them, to the same extent as natural persons lawfully might or could do in any part of the world, insofar as such acts are permitted to be done by a corporation organised under the General Corporation Law of the State of Delaware.

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         The foregoing clauses shall be construed, both as objects and powers, and it is hereby expressly provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the powers of this Corporation, and are in furtherance of, and in addition to, and not in limitation of the general powers conferred by the laws of the State of Delaware.

         It is the intention that the purposes, objects and powers specified in this Article Third and all subdivisions thereof shall, except as otherwise expressly provided, in nowise be limited or restricted by reference to or inference from the terms of any other clause or paragraph of this Article, and that each of the purposes, objects and powers specified in this Article Third shall be regarded as independent purposes, objects and powers.


      FOURTH: The total number of authorized shares of the capital stock of this Corporation is 22500, divided into two classes, namely, preferred stock and common stock, all of which shall be without nominal or par value. The total number of shares of such preferred stock authorized is 12500 shares without nominal or par value. The total number of shares of such common stock authorized is 10000 shares without nominal or par value. The description of said classes of stock, and the designations, preferences and restrictions, and voting powers, or restrictions or qualifications thereof, of such preferred stock and common stock, are as follows:

      I. The preferred stock shall be entitled to dividends at the rate of five dollars per annum.

      II. Out of the surplus or net profits of this Corporation, as and when declared by the Board of Directors, the holders of the preferred stock shall be entitled to receive dividends at, but not exceeding, the dividend rate fixed, payable quarterly on January 1, April 1, July 1 and October 1 in each year, from the quarterly dividend payment date on or next preceding the date on which the first shares shall have been issued, before any dividends shall be declared or paid

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upon or set apart for the common stock, and before any sum shall be paid or set apart for the purchase or redemption of preferred stock; and such dividends on the preferred stock shall be cumulative from and after January 1, 1930 so that if in any dividend period or periods full dividends upon the outstanding preferred stock at the rate fixed therefore shall not have been paid, the deficiency shall be declared and paid or set apart for payment before any dividends shall be declared or paid upon or set apart for the common stock, and before any such shall be paid or set apart for the purchase or redemption of preferred stock.

      III. Out of any surplus or net profits of this Corporation remaining after full cumulative dividends as aforesaid upon the preferred stock then outstanding shall have been paid for all past dividend periods, and after full dividends on the preferred stock for the current dividend period shall have been declared and paid or set apart for payment, and after making such provision, if any, as the Board of Directors may deem necessary for working capital, then, and not otherwise, dividends may be declared and paid upon the common stock, to the exclusion of the holders of the preferred stock. The right to receive any dividends which may be declared payable in stock is vested in the holders of the common stock exclusively, but no such dividend shall be declared in any dividend period unless full cumulative dividends upon the preferred stock then outstanding shall have been paid for the past dividend periods and shall have been declared and paid or set apart for payment for the current dividend period.


      IV. The preferred stock shall be preferred as to both earnings and assets, and in the event of any liquidation, dissolution or winding up of this Corporation, or any reduction of its capital stock, resulting in a distribution of any of its assets to its stockholders, the holders of the preferred stock shall be entitled to receive, for each share thereof, an amount equal to $100 per share, together with all dividends accrued or in arrears thereon, before any distribution of the

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assets shall be made to the holders of the common stock; but the holders of the preferred stock shall be entitled to no further participation in such distribution; and the holders of the common stock shall be entitled, to the exclusion of the holders of the preferred stock, to share ratably in all assets of this Corporation remaining after payment to the holders of the preferred stock of the full preferential amounts aforesaid. If upon any such liquidation, dissolution or winding up of this Corporation, or reduction of its capital stock, the assets distributable among the holders of the preferred stock shall be insufficient to permit the payment in full to such holders of the preferential amounts aforesaid, then the entire assets of this Corporation to be distributed shall be distributed among the holders of the preferred stock then outstanding. As used in this Article the expression "dividends accrued or in arrears" means, in respect to each share of the preferred stock an amount equal to simple interest upon the sum of $100 per share at an annual rate equal to the dividend rate from the date from which dividends thereon commenced to accrue to the date as of which the computation is to be made, less the aggregate amount (without interest thereon) of all dividends theretofore paid (or deemed to have been paid) or declared and set aside for payment in respect thereof. Nothing in this Paragraph shall be deemed to prevent the purchase or redemption of preferred stock in any manner permitted in Paragraph V. A consolidation or merger of this Corporation with any other corporation or corporations shall not be regarded as a liquidation, dissolution or winding up of this Corporation within the meaning of this Paragraph, but no such consolidation or merger shall in any way impair the rights and preferences of the preferred stock.

      V. This corporation may, at its option, from time to time on any dividend payment date, redeem the whole or any part of the preferred stock at a price equal to $100 per share, together with the amount of any dividends accrued or in arrears thereon. Notice of any

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proposed redemption of preferred stock shall be given by this Corporation by mailing a copy of such notice, at least thirty (30) days prior to the date fixed for such redemption, to the holders of record of the preferred stock to be redeemed, at their respective addresses appearing on the books of this Corporation, and also, if so expressed in the certificates for the preferred stock to be redeemed or in the by-laws of this Corporation, by publication in such manner as shall have been so expressed. Any such redemption of preferred stock shall be in such amount and at such place and by such method, whether by lot or pro rata, as shall have been fixed by the Board of Directors and expressed in the certificates therefor, or, if not so fixed and expressed, then as shall from time to time be provided by the by-laws of this Corporation or be determined by resolution of its Board of Directors. From and after the date fixed in any such notice as the date of redemption, unless default shall be made by this Corporation in providing moneys at the time and place specified for the payment of the redemption price pursuant to said notice, all dividends on the preferred stock thereby called for redemption shall cease to accrue and all rights of the holders thereof as stockholders of this Corporation, except the right to receive the redemption price, shall cease and determine. This Corporation shall also have power, from time to time, to purchase for retirement, either at public or private sale, the whole or any part of the preferred stock upon the best terms reasonably obtainable, but in no event at a price in respect of any shares of preferred stock greater than the redemption price fixed. Such redemption or purchase for retirement may be effected by payment out of the surplus or net profits arising from the business of this Corporation remaining after full cumulative dividends to the date of such redemption or purchase, upon all shares of the preferred stock then outstanding and not then to be redeemed or purchased, shall have been paid or set apart for payment. This Corporation may also, if and in such manner as may from time to time be permitted by law, redeem and/or

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purchase for retirement the whole but not a part of the preferred stock out of the proceeds of common stock and/or one or more other series of preferred stock issued for the purpose. Preferred stock purchased or redeemed pursuant to this Paragraph shall not be reissued and such stock shall be retired from time to time in the manner provided by law.

      VI. Unless with the affirmative vote or written consent of the holders of at least eighty per cent of the shares of preferred stock at the time outstanding (in addition to any other vote or consent at the time required by law), this Corporation shall not:


            (1) authorize or issue any stock or class of stock having priority or preference over the preferred stock as to earnings or assets; or

            (2) amend the provisions of this Article so as to alter or change the preferences hereby given to the preferred stock, provided that nothing herein contained is intended or shall be deemed to limit the right of this Corporation to increase from time to time the number of shares of preferred stock authorized in the manner provided by law;

      VII. Holders of preferred and common stock shall possess equal voting rights for all purposes.

      VIII. No holder of stock of this Corporation shall have any preemptive or preferential right of subscription to any shares of any class of stock of this Corporation, whether now or hereafter authorized, or to any obligations convertible into stock of this Corporation, issued or sold, nor any right of subscription to any thereof other than such, if any, as the Board of Directors in its discretion may from time to time determine, and at such price as the Board of Directors may from time to time fix pursuant to the authority conferred by this certificate; and any shares of stock or convertible obligations which the Board of Directors may determine to offer for subscription to the holders of stock may, as said Board shall determine, be offered exclusively either to holders of preferred stock or to holders of common stock or partly to the holders of preferred stock and partly to the holders of common stock, and in such case in such

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proportions as between said classes of stock as the Board of Directors in its discretion may determine.

      IX. The capital stock of this Corporation without nominal or par value, whether common or preferred, may be issued by this Corporation from time to time for such consideration as may be fixed from time to time by the Board of Directors without action by the stockholders and shares so issued the full consideration for which has been paid or delivered shall be deemed full paid stock and the holder of such shares shall not be liable for any further payment thereon.

      FIFTH: The number of shares with which this corporation will commence business is ten (10) shares of common stock without any nominal or par value.

      SIXTH: The name and places of residence of each of the original subscribers to the capital stock of this Corporation are as follows:


   NAME                             RESIDENCE                     NO. OF SHARES
   ----                             ---------                     -------------

T.L. Croteau                   Wilmington, Delaware                     8
T.L. Fray                      Wilmington, Delaware                     1
Alfred Jervis                  Wilmington, Delaware                     1

      SEVENTH: The existence of this Corporation is to be perpetual.

      EIGHTH: The private property of the stockholders of this Corporation shall not be subject to the payment of corporate debts to any extent whatever.

      NINTH: The number of directors of this Corporation shall be fixed and may be altered from time to time as may be provided in the by-laws. In case of any increase in the number of directors the additional directors may be elected by the Board of Directors to hold office until the next annual meeting of the stockholders and until their successors are elected and qualified. In case of vacancies in the Board of Directors the latter may elect directors to fill such vacancies.


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Any director may by a vote of a majority of the directors for any cause deemed by them sufficient be removed as such director and any director may also be removed by the stockholders at any annual or special meeting thereof for any cause deemed sufficient by such meeting. Directors of this Corporation need not be stockholders therein.

      TENTH: In furtherance and not in limitation of the powers conferred by statute the Board of Directors is expressly authorized:

      (a) To fix, determine and vary from time to time the amount to be maintained as surplus and the amount or amounts to be set apart as working capital.

      (b) To make, amend, alter, change, add to or repeal by-laws for this Corporation, without any motion on the part of the stockholders. The by-laws made by the directors may be amended, altered, changed, added to or repealed by the stockholders.

      (c) By resolution passed by a majority or the whole Board, to designate three or more directors to constitute an Executive Committee which committee shall have and exercise (except when the Board of Directors shall be in session) such powers and rights of the Board of Directors in the management of the business and affairs of this Corporation as may be provided in the by-laws or in said resolution, and shall have power to authorize the seal of this Corporation to be affixed to all papers which may require it.

      (d) To authorize and cause to be executed mortgages and liens, without limit as to amount, upon the real and personal property of this Corporation.

      (e) From time to time to determine whether and to what extent, at what time and place, and under what conditions and regulations the accounts and books of this Corporation or any of them, shall be open to the inspection of any stockholder; and no stockholder shall have

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any right to inspect any account or book or document of this Corporation except as conferred by statute or the by-laws or as authorized by a resolution of the stockholders or Board of Directors.

      (f) To sell, assign, convey and otherwise dispose of a part of the property, assets and effects of this Corporation less than the whole or less than substantially the whole thereof, on such terms and conditions as they shall deem advisable, without the assent of the stockholders in writing or otherwise; and also to sell, assign, transfer, convey and otherwise dispose of the whole or substantially the whole of the property, assets, effects, franchises, and good-will of this Corporation on such terms and conditions as they shall deem advisable but only with the assent in writing or pursuant to the affirmative vote of the holders of not less than a majority in interest of the stock then outstanding, but in any event not less than the amount required by law.

      (g) All of the powers of this Corporation, insofar as the same lawfully may be vested by this certificate in the Board of Directors, are hereby conferred upon the Board of Directors of this Corporation.

      ELEVENTH: In the absence of fraud, no contract or transaction between this Corporation and any other association or corporation shall be affected by the fact that any of the directors or officers of this Corporation are interested in or are directors or officers of such other association or corporation, and any director or officer of this Corporation individually may be a party to, or may be interested in any much contract or transaction of this Corporation; and no such contract or transaction of this Corporation with any person or persons, firm, association or corporation, shall be effected by the fact that any director or officer of this Corporation is a party to, or interested in such contract or transaction, or in any way connected with such person or persons, firm, association or corporation; and each and every person who may become a director or officer of this Corporation is hereby relieved from any liability that might otherwise exist from thus contracting with this Corporation for the benefit of himself or any person, firm, association or corporation in which he may be in any wise interested.

      TWELFTH: This corporation may in its by-laws fix the number (not less than the number required by law or in this certificate) of shares, the holders of which must consent to, or which must be voted in favor of, any specific act or acts by this corporation, or its Board of Directors or Executive Committee, and during the period for which such number remains so fixed, such specified act or acts shall not and may not be performed or carried out by this Corporation, or its Board of Directors or Executive Committee without the consent or affirmative vote of the holders of at least the number of shares so fixed.

      THIRTEENTH: Except where other notice is specifically required by statute written notice only of any stockholders' meeting given as provided in the by-laws shall be sufficient without publication or other form of notice.

      FOURTEENTH: Any officer or agent elected or appointed by the Board of Directors, or by the Executive Committee, or by the stockholders, or any member of the Executive Committee, or of any other committee, may be removed at any time, with or without cause, in such manner as shall be provided in the by-laws of this Corporation.

      FIFTEENTH: This Corporation may in its by-laws make any other provisions or requirements for the management or conduct of the business of this Corporation, provided the same be not inconsistent with the provisions of this certificate, or contrary to the laws of the state of Delaware or of the United States.

      SIXTEENTH: This Corporation reserves the right to amend, alter, change, add to or repeal any provision contained in this certificate of incorporation (subject to the provisions of Paragraph VI of Article Fourth hereof), in the manner now or hereafter prescribed by statute, and all rights conferred on officers, directors and stockholders herein are granted subject to this reservation; provided, however, that wherever in this certificate or by the law of Delaware the written consent or affirmative vote is required of the holders of a designated proportion of any class or classes of the stock of this Corporation to any specified act or thing, then and in that event any amendment, alteration, change, addition to or repeal of any such provision shall require the written consent or affirmative vote of the holders of said designated proportion of the stock of this Corporation.

      WE, THE UNDERSIGNED, being each of the original subscribers to the capital stock hereinbefore named for the purpose of forming a corporation to do business both within and without the State of Delaware, and in pursuance of the General Corporation Law of the State of Delaware, being Chapter 65 of the Revised Code of Delaware, and the acts amendatory thereof and supplemental thereto, do make and file this certificate, hereby declaring and certifying that the facts herein stated are true, and do respectively agree to take the number of shares of stock hereinbefore set forth, and accordingly have hereunto set our hands and seals this 7th day of November A.D. 1927.

                                  /s/ T.L. Croteau

                                  /s/ T.L. Fray

                                  /s/ Alfred Jervis

                  In presence of

                  /s/ Albert L. Miller



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
STATE OF DELAWARE          )
                           )        SS.:
COUNTY OF NEW CASTLE       )


      BE IT REMEMBERED that on this 7th day of December, A.D. 1927, personally came before me, Albert L. Miller, a Notary Public for the State of Delaware, T.L. Croteau, T.L. Fray and Alfred Jervis, parties to the foregoing certificate of incorporation, known to me personally to be such, and severally acknowledged the said certificate to be the act and deed of the signers respectively and that the facts therein stated are truly set forth.

      GIVEN under my hand and seal of office the day and year aforesaid.



                                                     /s/ Albert L. Miller
                                                     Notary Public

IN THE MATTER OF                             CERTIFICATE OF OWNERSHIP AND MERGER
WENATCHEE-BEEBE ORCHARD                      IN WENATCHEE-BEEBE ORCHARD
COMPANY, A DELAWARE                          COMPANY
CORPORATION


      Pursuant to the provisions and requirements of Sec. 59-A of the General Corporation Law of the State of Delaware, we, Ralph M. Belyea, President, and Thos. H. Ray, Secretary, of Wenatchee-Beebe Orchard Company, a corporation organized and existing under the laws of the State of Delaware, hereby certify:

      (1) That said WENATCHEE-BEEBE ORCHARD COMPANY is the owner of all the stock of BEEBE COLD STORAGE, INC., a corporation organized and existing under the laws of the State of Washington;

      (2) That at a meeting of the Board of Directors of said WENATCHEE-BEEBE ORCHARD COMPANY, dully called and held on June 23, 1943, the following resolution of Merger was unanimously adopted:

      "Resolved that WENATCHEE-BEEBE ORCHARD COMPANY effect a Merger with it of its wholly-owned subsidiary company, BEEBE COLD STORAGE, INC., a corporation organized and existing under the laws of the State of Washington; that said WENATCHEE-BEEBE ORCHARD COMPANY assume all the obligations of said BEEBE COLD STORAGE, INC.; that the Capital Stock of said BEEBE GOLD STORAGE, INC., consisting of two thousand (2,000) shares being all of its issued and outstanding Capital Stock now held by said WENATCHEE-BEEBE ORCHARD COMPANY, be surrendered for cancellation and that Ralph M. Belyea, President, and Thos. H. Ray, Secretary, be and hereby are authorized and instructed to sign in the name of the Corporation and under its corporate seal a Certificate of

Ownership, to be filed in the office of the Secretary of State of the State of Delaware in accordance with provisions of the General Corporation Law of the State of Delaware;"

      (3) That the requirements of the laws of the State of Washington pertaining to the merger of corporations organized under the laws of the state with corporations organized under the laws of a different state have been fully complied with, and all proceedings required under the laws of the State of Washington have been had;

      (4) That the WENATCHEE-BEESE ORCHARD COMPANY, a Delaware Corporation, is, pursuant to said proceedings referred to in this certificate, the owner of all of the assets heretofore owned by the BEESE COLD STORAGE, INC. and has assumed all the liabilities and obligations of the BEESE COLD STORAGE, INC. in the same manner as if it had itself incurred such liabilities and obligations.

      DATED this 23rd day of June, 1943.

                                                WENATCHEE-BEEBE ORCHARD COMPANY


                                                /s/ Ralph M. Belyea
                                                --------------------------------
                                                          President

                                                /s/ Thos. H. Ray
                                                --------------------------------
                                                          Secretary

            Certificate of Amendment of Certificate of Incorporation

                                       of

                        Wenatchee -Beebe Orchard Company

                           ---------------------------


      It is hereby certified that:

      1. The name of the corporation (hereinafter called the "corporation") is

                         WENATCHEE-BEEBE ORCHARD COMPANY

      2. The certificate of incorporation of the corporation is hereby amended by striking out Article FIRST thereof and by substituting in lieu of said Article the following new Article:

      "FIRST: The name of the corporation is Beebe Orchard Company."


      3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Signed and attested to on April 20th, 1983.

                                                     /s/ George H. Taber
                                                     ---------------------------
                                                     George H. Taber, President

Attest:

/s/ John C. Emery
---------------------------
John C. Emery, Secretary

                              CERTIFICATE OF MERGER

                                       OF

                          WELLS AND WADE FRUIT COMPANY

                                       AND

                              BEEBE ORCHARD COMPANY

      It is hereby certified that:

      1. The constituent business corporations participating in the merger herein certified are:

                  (i) Wells and Wade Fruit Company, which is incorporated under the laws of the State of Washington; and

                  (ii) Beebe Orchard Company, which is incorporated under the laws of the State of Delaware.

      2. An Agreement of Merger has been approved, adopted, certified, executed, and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware, to wit, by Wells and Wade Fruit Company in accordance with the laws of the State of its incorporation and by Beebe Orchard Company in the same manner as is provided in Section 251 of the General Corporation Law of the State of Delaware.

      3. The name of the surviving corporation in the merger herein certified is Beebe Orchard Company, which will continue its existence as said surviving corporation under the name DOLE NORTHWEST, INC. upon the effective date of said merger pursuant to the provisions of the General Corporation Law of the State of Delaware.

      4. The Certificate of Incorporation of Beebe Orchard Company is to be amended and changed by reason of the merger herein certified by striking out Article First, relating to the name, and by substituting in lieu thereof the following article:

      "The name of the corporation is Dole Northwest, Inc."

and said Certificate of Incorporation as so amended and changed shall continue to be the Certificate of Incorporation of said surviving corporation until further amended and changed in accordance with the provisions of the General Corporation Law of the State of Delaware.

      5. The executed Agreement of Merger between the aforesaid constituent corporation is on file at an office of the aforesaid surviving corporation, the address of which is as follows: One Dole Drive, Westlake Village, California 91362.

      6. A copy of the aforesaid Agreement of Merger will be furnished by the aforesaid surviving corporation, on request, and without cost, to any stockholder of each of the aforesaid constituent corporations.

      7. The authorized capital stock of Wells and Wade Fruit Company consists of one (1) share with a par value of $.01 per share.

      8. The Agreement of Merger between the aforesaid constituent corporations provides that the merger herein certified shall be effective on April 2, 2001.

Dated:  March 23, 2001

                                        WELLS AND WADE FRUIT COMPANY

                                        By:      /s/ Janice M. Nicols
                                                 -------------------------------
                                                 Name:  Janice M. Nicols
                                                 Its:  Assistant Secretary

Dated:  March 23, 2001.

                                        BEEBE ORCHARD COMPANY

                                        By:      /s/ Janice M. Nicols
                                                 -------------------------------
                                                 Name:  Janice M. Nicols
                                                 Its:  Assistant Secretary